Exhibit 10.1

Seventh Modification to Credit Agreement

This Seventh Modification to Credit Agreement Note (this “Modification”) is entered into as of December 31, 2005, by and between OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

Recitals:

A.    Bank has agreed to extend credit to Borrower in the maximum principal amount of $30,000,000.00 pursuant to the terms and conditions of that certain Credit Agreement dated as of February 13, 2004 and a related Revolving Line of Credit Note dated December 22, 2004, executed by Borrower and payable to the order of Bank, as amended most recently by a Sixth Amendment to Credit Agreement dated October 18, 2005 (as amended, the “Agreement” and the “Note”).

B.    The obligations of Borrower under the Agreement and the Note are secured by the security interests and liens granted by Borrower pursuant to (1) a Security Agreement: Securities Account, (2) an Addendum to Securities Agreement: Securities Account, and (3) a Securities Account Control Agreement, all dated as of October 18, 2005 (which, together with all other security agreements and control agreements in favor of Bank, shall be referred to as the “Security Agreement”).  The Agreement, the Note and the Security Agreement shall be referred to collectively as the “Loan Documents.”

C.    The security interests granted by the Security Agreement includes a security interest in two (2) fixed income securities bearing the guaranty of Bayerische Landesbank, with respective maturity dates of September 20, 2006 and November 1, 2006 (collectively the “Fixed Income Investments”).

D.    Bank and Borrower have agreed (1) to extend the termination date of the line of credit represented by the Agreement and the maturity date of the Note to December 31, 2007 and (2) to provide for pricing and funding adjustments upon the substitution of collateral for the Fixed Income Investments encumbered by the Security Agreement.

Agreement:

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.                                       Subsection (a) of the “Borrowing and Repayment” section of the Note shall be amended to read as follows:

(a)                                  Borrowing and Repayment:  Borrower may from time to time during the term of this Note borrower, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above.  The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.  The outstanding principal balance of this Note shall be due and payable in full on January 1, 2008.

2.                                       Borrower hereby agrees to replace the Fixed Income Investments upon their respective maturities with replacement collateral that satisfies all required qualifications and valuations set forth in the Security Agreement.  Upon a determination by Lender that such replacement and substitution has been completed and that the interest of Lender therein has attached and has been perfected, Lender hereby agrees to modify the Note to provide that interest under both the Fixed Rate Term LIBOR option and the Daily LIBOR rate option shall accrue at an increment equal to one-half of one percent (0.50%) above the applicable LIBOR determination.

3.                                       Upon completion of the collateral substitution set forth in paragraph 2 above, the definition of “Collateral Value” in the Addendum to Security Agreement: Securities Account, which is included in the definition of  “Security Agreement” and which governs the amounts that may be disbursed under the Agreement and the Note, shall be amended to read as follows:

“Collateral Value” means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

Type of Investment Property	Percentage

Cash and Cash Equivalents	100%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities:

(a) with maturities less than or equal to 5 years	90%
(b) with maturities greater than 5 years but less than or equal to 10 years	85%
(c) with maturities greater than 10 years	80%

Type of Investment Property	Percentage

Corporate and Municipal Bonds and Notes:

(a) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities less than or equal to 5 years	85%
(b) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	80%
(c) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with maturities grater than 10 years	75%
(d) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities less than or equal to 5 years	80%
(e) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 5 years but less than or equal to 10 years	75%
(f) rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities greater than 10 years	70%

Commercial Paper:

(a) rated A1 or P1 by a nationally recognized rating agency	80%
(b) rated A2 or P2 by a nationally recognized rating agency	70%

Common and Preferred Stock:

(a) traded on the New York Stock Exchange	75%
(b) traded on NASDAQ, the American Stock Exchange or a regional exchange:
(i) with a market capitalization grater than $7.5B and
** rated A+, A or A- by a nationally recognized rating agency	75%
** rated B+ by a nationally recognized rating agency	60%
** rated B, B- or C by a nationally recognized rating agency	50%
(ii) with a market capitalization greater than $1B but less than or equal to $7.5B and
** rated A+, A or A- by a nationally recognized rating agency	60%
** rated B+ by a nationally recognized rating agency	50%

Type of Investment Property	Percentage

** rated B, B- or C by a nationally recognized rating agency	40%
(iii) with a market capitalization grater than or equal to $500MM but less than $1B and
** rated A+, A or A- by a nationally recognized rating agency	50%
** rated B+ by a nationally recognized rating agency	40%
** rated B, B- or C by a nationally recognized rating agency	30%

Mutual Funds:

(a) Listed Money Market	95%
(b) Short Term Taxable or Tax Exempt Bonds	90%
(c) Intermediate Term Taxable or Tax Exempt Bonds	85%
(d) General Taxable Bonds	80%
(e) Municipal Bonds, Single State Bonds or Long Term Corporate Taxable Bonds	75%
(f) Balanced Stock and Bond Funds (includes flexible portfolio	75%
(g) Domestic Large Cap Stock	70%
(h) Domestic Equity Income Stock	70%
(i) Domestic Mortgage Taxable Bonds	70%
(j) Multi Cap Growth, Value and Core Stock	60%
(k) Mid Cap Growth, Value and Core Stock	60%
(l) Small Cap Growth, Value and Core Stock	50%
(m) Specialty Equity Stock	50%
(n) Sector, International, High Yield Taxable and Tax Exempt Stocks and Bonds	50%
(o) Listed NASDAQ Mutual Funds	50%

4.                                       In consideration for the changes set forth herein and as a condition to the effectiveness hereof, Borrower shall pay herewith a non-refundable fee equal to $37,500, (one eight of one percent of the LOC commitment amount of $30,000,000).

5.                                       Except as expressly set forth herein, all terms and conditions of the Loan Documents remain in full force and effect.  All terms defined in the Loan Agreement shall have the same meaning when used in this Modification.  This Modification and the Loan Documents shall be read together as one document.

6.                                       Borrower certifies that as of the date of this Modification (a) there exists no Event of Default under the Loan Documents, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default, and (b) Borrower has no defense offset or counterclaim with respect to Borrower’s obligations under the Loan Documents.

7.                                       All security interests and liens granted pursuant to the Loan Documents, including without limitation the Security Agreement, and any related document shall continue to secure the Note.  Wells Fargo Institutional Trust Services, the designated “Intermediary” in the Securities Account Control Agreement, is a division of Bank, and the execution of such Account Control Agreement is intended to evidence the control that Bank has with respect to the collateral granted by the Security Agreement.

IN THE WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
David K. Chidester
Senior Vice President, Finance

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Lisbeth M. Hopper
Lisbeth M. Hopper
Vice President,
Relationship Manager